Exhibit 99.1

Semtech Announces Second Quarter of Fiscal Year 2010 Results

  Net sales increased 10% sequentially to $66.3M
  Q2 GAAP EPS increased 50% sequentially to $0.12
  Cash and investments increased $21M sequentially to $291M

CAMARILLO, Calif.--(BUSINESS WIRE)--August 19, 2009--SEMTECH CORPORATION (NASDAQ: SMTC), a leading producer of high performance analog and mixed-signal semiconductors, today reported un-audited financial results for its second quarter of fiscal year 2010 that ended July 26, 2009.

Net revenues for the second quarter of fiscal year 2010 were $66.3 million, down 15 percent from the second quarter of fiscal year 2009 and up 10 percent compared to the first quarter of fiscal year 2010.

Net income for the second quarter of fiscal year 2010, computed in accordance with U.S. generally accepted accounting principles (GAAP), was $7.4 million or 12 cents per diluted share. GAAP net income was $11.7 million or 19 cents per diluted share in the second quarter of fiscal year 2009 and $4.9 million or 8 cents per diluted share in the first quarter of fiscal year 2010.

GAAP gross profit margin for the second quarter of fiscal year 2010 was 54.5 percent compared to 54.9 percent in the second quarter of fiscal year 2009 and 54.5 percent in the first quarter of fiscal year 2010.

Semtech had $291.1 million of cash, cash equivalents and investments as of July 26, 2009, which was up from $270.5 million at the end of the first quarter of fiscal year 2010.

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, commented, “Semtech delivered solid financial results in the second quarter as we saw stronger demand from the high end consumer, communications and computing segments. Semtech’s strategy combined with solid execution are yielding positive results for the company.”

The results announced today are preliminary, as they are subject to customary quarterly review procedures by the Company’s independent registered public accounting firm. As such, these results are subject to revision until the Company files its Quarterly Report on Form 10-Q for the second quarter of fiscal year 2010.

Third Quarter Outlook

Semtech estimates net sales for the third quarter, which ends October 25, 2009, will increase 6 percent to 10 percent on a sequential basis. GAAP earnings for the third quarter of fiscal year 2010 are expected to be 12 to 14 cents per diluted share.

Forward-Looking and Cautionary Statements This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual results to differ materially include, but are not limited to: the depth, extent and duration of current and continuing world wide economic disruption and uncertainty, at both a macro level, and as impacts the Company’s products, industry, and market sector, and the Company’s ability to forecast and achieve anticipated revenues and earnings estimates in light of continuing economic uncertainty. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 25, 2009, in the Company’s other filings with the SEC, and in material incorporated therein by reference. Forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

SEMTECH CORPORATION
GAAP CONSOLIDATED STATEMENTS OF INCOME
(Table in thousands - except per share amount)

	Three Months Ended			Six Months Ended
	July 26,	July 27,	April 26,	July 26,	July 27,
	2009	2008	2009	2009	2008
	Q2 2010	Q2 2009	Q1 2010	Q2 2010	Q2 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$66,317	$77,960	$60,077	$126,394	$152,404
Cost of sales	30,165	35,165	27,345	57,510	68,818
Gross profit	36,152	42,795	32,732	68,884	83,586

Operating costs and expenses:
Selling, general and administrative	16,581	18,787	17,267	33,848	37,408
Product development and engineering	10,591	10,434	10,085	20,675	21,506
Acquisition related items	302	273	303	605	545
Restructuring charge	160	140	188	348	2,310

Total operating costs and expenses	27,634	29,634	27,843	55,476	61,769

Operating income	8,518	13,161	4,889	13,408	21,817

Interest and other income, net	282	1,241	1,290	1,572	2,980

Income before taxes	8,800	14,402	6,179	14,980	24,797
Provision for taxes	1,380	2,738	1,236	2,616	5,056

Net income	$7,420	$11,664	$4,943	$12,364	$19,741

Earnings per share:
Basic	$0.12	$0.19	$0.08	$0.20	$0.32
Diluted	$0.12	$0.19	$0.08	$0.20	$0.32

Weighted average number of shares:
Basic	60,493	61,839	60,321	60,429	61,278
Diluted	61,044	62,584	60,593	60,885	62,135

SEMTECH CORPORATION
GAAP CONSOLIDATED STATEMENTS OF INCOME
(Table stated as a percentage of revenue)

	Three Months Ended			Six Months Ended
	July 26,	July 27,	April 26,	July 26,	July 27,
	2009	2008	2009	2009	2008
	Q2 2010	Q2 2009	Q1 2010	Q2 2010	Q2 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	45.5%	45.1%	45.5%	45.5%	45.2%
Gross profit	54.5%	54.9%	54.5%	54.5%	54.8%

Operating costs and expenses:
Selling, general and administrative	25.0%	24.1%	28.7%	26.8%	24.5%
Product development and engineering	16.0%	13.4%	16.8%	16.4%	14.1%
Acquisition related items	0.5%	0.4%	0.5%	0.5%	0.4%
Restructuring charges	0.2%	0.2%	0.3%	0.3%	1.5%

Total operating costs and expenses	41.7%	38.0%	46.3%	43.9%	40.5%

Operating income	12.8%	16.9%	8.1%	10.6%	14.3%

Interest and other income, net	0.4%	1.6%	2.1%	1.2%	2.0%

Income before taxes	13.3%	18.5%	10.3%	11.9%	16.3%
Provision/(credit) for taxes	2.1%	3.5%	2.1%	2.1%	3.3%

Net income	11.2%	15.0%	8.2%	9.8%	13.0%

Note: Percentages may not add or calculate precisely due to rounding

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	July 26,	January 25,
	2009	2009
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$115,910	$147,666
Temporary investments	151,628	98,735
Receivables, less allowances	25,581	27,467
Inventories	26,644	27,986
Deferred income taxes	4,344	4,287
Other current assets	8,979	7,561
Total Current Assets	333,086	313,702

Property, plant and equipment, net	32,083	31,786
Long-term investments	23,513	12,414
Deferred income taxes	25,701	25,544
Goodwill	25,540	25,540
Other intangibles	3,785	2,091
Other assets	9,507	9,718
Total Assets	$453,215	$420,795

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$19,000	$10,653
Accrued liabilities	14,712	15,915
Income taxes payable	2,226	2,108
Deferred revenue	2,597	2,808
Accrued taxes	727	727
Deferred income taxes	1,537	1,604
Total Current Liabilities	40,799	33,815

Deferred income taxes - non current	702	101
Accrued taxes	3,645	3,563
Other long-term liabilities	6,792	5,296

Shareholders’ equity	401,277	378,020
Total Liabilities & Shareholders' Equity	$453,215	$420,795

The following information is provided to enhance the user’s overall understanding of the Company’s comparable financial performance between periods. Management generally considers these items in managing and evaluating the performance of the business.

	Three Months Ended			Six Months Ended
	July 26,	July 27,	April 26,	July 26,	July 27,
	2009	2008	2009	2009	2008
Supplemental Information	Q2 2010	Q2 2009	Q1 2010	Q2 2010	Q2 2009
(in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Acquisition related items	302	273	303	605	545
Option and restatement related expenses	(340)	435	409	69	490
Stock based compensation expense	4,952	4,431	4,767	9,718	9,253
Restructuring cost	160	140	188	348	2,310
Total before taxes	5,074	5,279	5,667	10,740	12,598
Associated tax effect	(1,399)	(1,508)	(1,441)	(2,841)	(3,528)
Total of supplemental information net of taxes	$3,675	$3,771	$4,226	$7,899	$9,070

	Three Months Ended			Six Months Ended
	July 26,	July 27,	April 26,	July 26,	July 27,
	2009	2008	2009	2009	2008
Stock Based Compensation Expense	Q2 2010	Q2 2009	Q1 2010	Q2 2010	Q2 2009
(in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$344	$382	$314	$658	$786
Selling, general and administrative	3,354	3,010	3,590	$6,944	6,383
Product development and engineering	1,254	1,039	863	$2,116	2,084
Total stock-based compensation	$4,952	$4,431	$4,767	$9,718	$9,253

CONTACT:
Semtech Corporation
Chris Rogers, Investor Relations, 805-480-2004